PLAN OF MERGER

         THIS PLAN OF MERGER, dated as of March 13, 2003, (the "Plan") is made and entered into by and among ARADYME DEVELOPMENT CORPORATION, a Nevada corporation ("Aradyme"), 677 East 700 South, Suite 201, American Fork, Utah 84003, ALBION MERGER CORPORATION, a Utah corporation ("MergerCo"), 677 East 700 South, Suite 201, American Fork, Utah 84003, and ALBION AVIATION, INC., a Delaware corporation ("Albion"), 24351 Pasto Road, Suite B, Dana Point, California 92629. MergerCo is sometimes referred to as the "Surviving Corporation." Aradyme, MergerCo and Albion are sometimes hereinafter collectively referred to as the "Constituent Corporations."

         IN CONSIDERATION of the mutual covenants and agreements herein contained and for the purpose of setting forth the terms and conditions of said merger and such other provisions as are deemed necessary or desirable, the parties hereto have agreed and do hereby agree as follows:

                                    ARTICLE I
                    MERGER AND NAME OF SURVIVING CORPORATION

         On the effective date of the merger, Aradyme and MergerCo shall cease to exist separately and Aradyme shall be merged with and into MergerCo, which is hereby designated as the Surviving Corporation, the name of which on and after the effective date of the merger shall be changed to "Aradyme Corporation," as provided in Article V herein.

                                   ARTICLE II
                         TERMS AND CONDITIONS OF MERGER

         The terms and conditions of the merger are (in addition to those set forth elsewhere in this Plan) as follows:

                  (a)      On the effective date of the merger:

                           (1) Aradyme  shall be merged into  MergerCo to form a
                  single corporation, and MergerCo shall be and is designated herein as the Surviving Corporation.

                           (2)      The separate existence of Aradyme shall
 cease.

                           (3) The  Surviving  Corporation  shall  have  all the
                  rights, privileges, immunities and powers, and shall be subject to all duties and liabilities of a corporation organized under the laws of the state of Utah.

                           (4) The  Surviving  Corporation  shall  thereupon and
                  thereafter possess all the rights, privileges, immunities and franchises of a public, as well as of a private, nature of Aradyme, and all property, real, personal and mixed, and all debts due of whatever account, including subscriptions to shares and all other choses in action, and all and every other interest of or belonging to or due to Aradyme shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed. The title to any real estate or any interest herein vested in Aradyme shall not revert or be in any way impaired by reason of the merger. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of Aradyme. Any claim existing or action or proceeding pending by or against Aradyme may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in place of Aradyme. Neither the rights of creditors nor any liens on the property of Aradyme shall be impaired by the merger.

                  (b) On the effective date of the merger, the board of directors of the Surviving corporation and the members thereof shall be and consist of the members of the board of directors of Aradyme immediately prior to the merger, to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Utah.

                  (c) On the effective date of the merger, the officers of the Surviving Corporation shall be and consist of the officers of Aradyme immediately prior to the merger, such officers to serve thereafter in accordance with the bylaws of the Surviving Corporation and until their respective successors shall have been duly elected and qualified in accordance with such bylaws and the laws of the state of Utah.

         If, on the effective date of the merger, a vacancy shall exist in the board of directors or in any of the offices of the Surviving Corporation, such vacancy may be filled in the manner provided in the bylaws of the Surviving Corporation and the laws of the state of Utah.

                                   ARTICLE III
                      MANNER AND BASIS OF CONVERTING SHARES

         The manner and basis of converting the shares of Aradyme into shares of MergerCo and the mode of carrying the merger into effect are as follows:

                  (a)      Pursuant to the terms of the merger:

                  (i) each share of common stock of Aradyme issued and outstanding immediately prior to the effective time of the merger shall be converted at the effective time into the right to receive one newly-issued share of common stock of Albion, par value $0.001 per share ("New Albion Common Stock");

                  (ii) each share of preferred stock of Aradyme issued and outstanding immediately prior to the effective time of the merger shall be converted at the effective time into the right to receive one newly-issued share of preferred stock of Albion, par value $0.001 per share ("New Albion Preferred Stock"); and

                  (iii) each option to purchase one share of Aradyme common stock existing immediately prior to the effective time of the merger will be converted at the effective time into the right to receive newly-issued options to purchase New Albion Common Stock on the same terms and conditions as provided in the Aradyme options.

                  The New Albion Common Stock and New Albion Preferred Stock shall be subject the rights of the holders of certain of such shares of Aradyme Stock (each, a "dissenting Aradyme stockholder") to seek an appraisal of the fair value thereof as provided under Nevada law.

                  (b) The  single  share of  MergerCo  common  stock  issued and outstanding, which is held by Albion, shall remain issued and outstanding and held by Albion as a share of common stock of the Surviving Corporation.

                  (c) After the effective date of the merger, each holder of an outstanding certificate, which prior thereto represented shares of the common stock of Aradyme, shall be entitled on surrender thereto to the transfer and exchange agent to receive in exchange therefor a certificate or certificates representing the number of whole shares of New Albion Common Stock into which the shares of common stock of Aradyme surrendered shall have been converted as aforesaid in such denominations as such holder may request. Each holder of an outstanding certificate, which prior thereto represented shares of the preferred stock of Aradyme, shall be entitled on surrender thereto to the transfer and exchange agent to receive in exchange therefor a certificate or certificates representing the number of whole shares of New Albion Preferred Stock into which the shares of preferred stock of Aradyme surrendered shall have been converted as aforesaid in such denominations as such holder may request. Until so surrendered, each such outstanding certificate (which prior to the effective date of the merger represented shares of the common or preferred stock of Aradyme) shall for all purposes evidence the ownership of the shares of New Albion Common Stock or New Albion Preferred Stock into which such shares shall have been converted; provided that dividends or other distributions that are payable in respect of shares of New Albion Common Stock or New Albion Preferred Stock into which shares of Aradyme shall have been converted shall be set aside by Albion and shall not be paid to holders of certificates representing such shares of common stock of Aradyme until such certificates shall have been surrendered in exchange for certificates representing New Albion Common Stock or New Albion Preferred Stock. On such surrender, the holder(s) of such shares shall be entitled to receive such dividends or other distributions without interest. Upon surrender, each such outstanding certificate shall be cancelled by the surviving corporation.

                  (d) All shares of New Albion Common Stock or New Albion Preferred Stock into which shares of the common or preferred stock of Aradyme shall have been converted pursuant to this article III shall be issued in full satisfaction of all rights pertaining to the shares of Aradyme Stock.

                                   ARTICLE IV
                      ARTICLES OF INCORPORATION AND BYLAWS

                  (a) The articles of incorporation of MergerCo, shall, on the merger becoming effective, constitute the articles of incorporation of the Surviving Corporation, except as amended in Article V herein, unless and until amended in the manner provided by law.

                  (b) The bylaws of MergerCo shall, on the merger becoming effective, be and constitute the bylaws of the Surviving Corporation until amended in the manner provided by law.

                                    ARTICLE V
                     AMENDMENT TO ARTICLES OF INCORPORATION

         Upon the merger becoming effective, the articles of incorporation of the surviving corporation shall be amended to provide that the name of the Corporation shall be Aradyme Development Corporation.

                                   ARTICLE VI
                     OTHER PROVISIONS WITH RESPECT TO MERGER

         This Plan shall be submitted to the board of directors as provided by the laws of the states of Utah, Delaware and Nevada, as applicable. After the approval or adoption of this Plan in accordance with the requirements of the laws of the states of Utah, Delaware and Nevada, as applicable, all required documents shall be executed, acknowledged, certified, filed and recorded in accordance with all requirements of the states of Utah, Delaware and Nevada, as applicable.

                                   ARTICLE VII
                   APPROVAL AND EFFECTIVE DATE OF THE MERGER;
                              MISCELLANEOUS MATTERS

                  (a) In order to aid the parties in establishing a date certain for effectiveness of the merger for accounting and other purposes, the merger shall be deemed to have become effective on filing of articles of merger, setting forth the information required by and executed and certified in accordance with the laws of the states of Nevada and Utah with the Secretary of State of the State of Nevada and with the Department of Commerce, Division of Corporations and Commercial Code of the State of Utah, and each such office shall have issued a certified copy reflecting such filing.

                  (b) If, at any time, the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations or assurances are necessary or desirable to vest, perfect or confirm title in the Surviving Corporation, of record or otherwise, to any property of Aradyme acquired or to be acquired by, or as a result of, the merger, the officers and directors of Aradyme or any of them shall be severally and fully authorized to execute and deliver any and all such deeds, assignments, confirmations and assurances and to do all things necessary or proper, so as to best prove, confirm and ratify title to such property in the Surviving Corporation and otherwise carry out the purposes of the merger and the terms of this Plan.

                  (c) For the convenience of the parties and to facilitate the filing and recording of this Plan, any number of counterparts hereof may be executed, and each such counterpart shall be deemed to be an original instrument and all such counterparts together shall be considered one instrument.

                  (d) This Plan cannot be altered or amended except pursuant to an instrument in writing signed on behalf of the parties hereto.

         IN WITNESS WHEREOF, each Constituent Corporation has caused this Plan to be executed, all as of the date first above written.

                                              ARADYME DEVELOPMENT CORPORATION


                                       By:
                                                    Kirk L. Tanner, President

                                                   ALBION MERGER CORPORATION


                                       By:
                                                  James R. Spencer, President

                                                      ALBION AVIATION, INC.


                                       By:
                                                         Jehu Hand, President